UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On February 23, 2016, the Board of Directors of GameStop Corp. (the “Company”) adopted resolutions setting forth an amendment (the “Proposed Amendment”) to paragraph (c) of Article FIFTH of the Third Amended and Restated Certificate of Incorporation (the “Charter”), consistent with Section 141(k) of the Delaware General Corporation Law, to remove the words “for cause” and change the voting standard, so that any director, or the entire Board of Directors, may be removed from office, with or without cause, by the affirmative vote of the majority of the shares then entitled to vote generally in an election of directors. The Board of Directors further declared the advisability of the Proposed Amendment and directed that the Proposed Amendment be considered at the 2016 annual meeting of stockholders.
The Proposed Amendment will not become effective until approved by the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock entitled to vote generally in the election of directors at the 2016 annual meeting of stockholders, voting together as a single class. However, in light of a recent ruling by the Delaware Chancery Court, the Company will not attempt to enforce the foregoing “only for-cause” director removal provision effective as of February 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: February 24, 2016	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer